UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2024

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 5.650% First Priority Senior Secured Notes due 2034

On January 17, 2024, Berry Global Group, Inc. (“Berry”), via its wholly owned subsidiary, Berry Global, Inc. (“BGI”), issued $800,000,000 aggregate principal amount of BGI’s 5.650% First Priority Senior Secured Notes due 2034 (the “First Priority Notes”), pursuant to an Indenture, dated as of January 17, 2024, among BGI, Berry and certain of Berry’s subsidiaries party thereto as guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Indenture”).

The First Priority Notes are senior obligations of BGI and have the benefit of the first priority security interest in the collateral described below. The First Priority Notes bear interest at a rate of 5.650%, payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing on July 15, 2024, to holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding the interest payment date. The First Priority Notes will mature on January 15, 2034.

Prior to October 15, 2033 (the “Par Call Date”), BGI may redeem the First Priority Notes at its option, in whole at any time or in part at any time and from time to time, at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the First Priority Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points less (b) interest accrued to the date of redemption and (ii) 100% of the principal amount of the First Priority Notes being redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, BGI may redeem the First Priority Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

Any redemption or notice described above may, at BGI’s discretion, be subject to one or more conditions precedent.

The First Priority Notes are fully and unconditionally guaranteed, jointly and severally, on a first priority senior secured basis, by each of BGI’s existing and future direct or indirect subsidiaries that guarantees its senior secured credit facilities and its existing first and second priority senior secured notes, and by Berry on an unsecured basis. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the First Priority Notes.

The First Priority Notes and the guarantees thereof are unsubordinated obligations of BGI and the guarantors, are equal in right of payment to all of BGI’s and such guarantors’ existing and future unsubordinated indebtedness and structurally subordinated to all the liabilities of BGI’s subsidiaries that are not or do not become subsidiary guarantors, are secured by a second priority lien on accounts receivable, inventory and certain related assets that secure BGI’s revolving credit facility and a first priority security interest in substantially all of the other assets of BGI and the existing and future domestic subsidiary guarantors that guarantee its obligations under its senior secured credit facilities (subject to certain specified exceptions and permitted liens), are contractually senior to the existing second priority secured notes in respect of the right to receive proceeds of the collateral, are effectively senior to all of BGI’s and the subsidiary guarantors’ existing and future indebtedness that is not secured by a lien on the collateral to the extent of the value of the collateral securing the First Priority Notes, equal in right of BGI’s existing first priority notes, and are effectively junior to the obligations under BGI’s revolving credit facility to the extent of the value of the collateral that secures such facility on a senior basis.

The Indenture contains a number of restrictive covenants, including those relating to the ability of BGI to:

•	create or incur certain liens; and
•	transfer all or substantially all of BGI’s assets or enter into merger or consolidation transactions.

Subject to certain limitations, in the event of the occurrence of both (1) a change of control of BGI and (2) a withdrawal or downgrade of the investment grade ratings of the First Priority Notes by two or more of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., and Fitch Ratings, Inc. (collectively, the “Rating Agencies”) or a change of control of transaction is proposed and two or more Rating Agencies indicate that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause the Rating Agency to withdraw its investment grade ratings or downgrade the ratings assigned to the First Priority Notes below investment grade, BGI will be required to make an offer to purchase the First Priority Notes at a price equal to 101% of the principal amount of the First Priority Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

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Upon the occurrence of certain events of default specified in the Indenture, the principal of, premium, if any, and accrued but unpaid interest and any other monetary obligations on all the then outstanding First Priority Notes may become due and payable immediately. The foregoing description of the First Priority Notes and the Indenture governing First Priority Notes is qualified in its entirety by reference to the actual text of the Indenture governing the First Priority Notes (including the forms of First Priority Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

On January 17, 2024, BGI, Berry, certain of BGI’s subsidiaries party thereto as guarantors, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the First Priority Notes, entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the First Priority Notes. Capitalized terms not defined in this section shall have the meanings specified in the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, BGI and the Guarantors will agree to use their commercially reasonable efforts to (x) within 270 days of January 17, 2024, file with the Commission and (y) within 365 days of January 17, 2024, cause to become effective a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange the First Priority Notes for registered notes with terms identical to the First Priority Notes (except that the First Priority Notes will not be subject to restrictions on transfer or to any increase in interest rate as described below) (the “Exchange Notes”). Following the effectiveness of the exchange offer registration statement, BGI and the Guarantors will offer to the holders who are able to make certain representations the opportunity to exchange their First Priority Notes for the Exchange Notes.

If, with respect to the First Priority Notes:

1)	BGI and the Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy;

2)	for any reason the exchange offer is not consummated within 30 days after the date notice of the exchange offer is required to be mailed to the holders; or

3)	any holder notifies BGI prior to the 20th day following consummation of the exchange offer that:

a)	it is prohibited by law or Commission policy from participating in the exchange offer;

b)	it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales;

c)	it is a broker-dealer and owns the First Priority Notes acquired directly from BGI or one of BGI’s affiliates, then BGI and the Guarantors will be obligated, with respect to the First Priority Notes, to cause to be filed with the Commission a shelf registration statement (the “Shelf Registration Statement”) to cover the resales of the First Priority Notes, by holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement, within 270 days after such filing obligation arises.

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BGI and the Guarantors will use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as possible.

The Registration Rights Agreement provides that, if:

1)	unless the exchange offer would not be permitted under applicable law or Commission policy, the exchange offer registration statement has not been declared effective by the Commission on or prior to 365 days after January 17, 2024 (the “Exchange Offer Effectiveness Target Date”);

2)	in the event BGI and the Guarantors are required to file the Shelf Registration Statement, the Shelf Registration Statement has not been declared effective by the Commission on or prior to 365 days after such filing obligation arises;

3)	BGI and the Guarantors fail to consummate the exchange offer within 30 business days of the Exchange Offer Effectiveness Target Date with respect to the exchange offer registration statement; or

4)	the Shelf Registration Statement or the exchange offer registration statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable, subject to certain exceptions, in connection with resales or exchanges of the First Priority Notes, respectively, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then BGI and the Guarantors will pay additional interest to each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of the First Priority Notes held by such holder, as applicable. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such First Priority Notes, with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount additional interest for all Registration Defaults of 1.00% per annum of the principal amount of such First Priority Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 5.650% First Priority Senior Secured Notes due 2034, dated January 17, 2024.
4.2	Registration Rights Agreement, by and among Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 5.650% First Priority Senior Secured Notes due 2034, dated January 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: January 17, 2024	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President, Chief Legal Officer and Secretary